Exhibit (h)(4)

August [—], 2014

WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

COMMON STOCK

($.001 PAR VALUE)

INITIAL OFFERING PERIOD AGREEMENT

INITIAL OFFERING PERIOD AGREEMENT

August [—], 2014

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Morgan Stanley & Co. LLC

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Western Asset Middle Market Income Fund Inc., a Maryland corporation (the “Fund”), has entered into a distribution agreement with Legg Mason Investor Services, LLC, a Maryland limited liability company (the “Distributor”), dated as of August [—], 2014 (the “Distribution Agreement”), whereby the Distributor shall act as the Fund’s principal underwriter for the distribution of shares of common stock, $.001 par value (such shares of common stock distributed during the Initial Offering Period (as defined below), the “Common Stock” or the “Securities”), of the Fund. The shares of Common Stock shall be offered through a dealer or a group of dealers selected by the Distributor. The Fund, the Distributor, Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the “Manager”) and Western Asset Management Company, a California corporation (the “Subadviser” and together with the Manager, the “Advisers” and each, an “Adviser”) are entering into this Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. LLC (“Morgan Stanley,” together with Merrill Lynch, the “Dealers” and each, a “Dealer”) to provide for certain matters with respect to the Initial Offering Period (as defined below) of the shares of Common Stock. Each Dealer has entered into an amendment to its existing selected dealer agreement (as so amended, collectively, the “Dealer Agreements”) with the Distributor with respect to the Fund and its shares of Common Stock. The shares of Common Stock are described in the Prospectus referred to below.

The Fund, the Distributor, each of the Advisers and the Dealers, intending to be bound, hereby agree as follows:

The Fund understands that the Dealers propose to make a public offering of the shares of Common Stock as soon as the Dealers deem advisable after this Agreement has been executed and delivered.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-175535 and No. 811-22582) covering the registration of the shares of Common Stock under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with paragraph (c) or (h) of Rule 497 (“Rule 497”) of the Rules and

Regulations and, as necessary, the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations. Any information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first filed under paragraph (c) or (h) of Rule 497 and furnished to the Dealers for use in connection with the offering of the shares of Common Stock, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Manager acts as the Fund’s investment manager pursuant to an Investment Management Agreement by and between the Fund and the Manager, dated as of [—], 2014 (the “Management Agreement”). The Manager has entered into a structuring fee agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, to be dated as of August [—], 2014 (the “Fee Agreement”). The Subadviser acts as an investment subadviser to the Fund pursuant to a Subadvisory Agreement between the Subadviser and the Manager, dated as of [—], 2014 (the “Subadvisory Agreement”). Western Asset Management Company Limited (“Western Asset Limited”), Western Asset Management Company Pte. Ltd. (“Western Singapore”) and Western Asset Management Company Ltd. (“Western Japan,” together with Western Asset Limited and Western Singapore, the “Non-U.S. Subadvisers” and together with the Subadviser, the “Subadvisers” and each, a “Subadviser”) each act as a non-U.S. investment subadviser to the Fund pursuant to the Non-U.S. Subadvisory Agreements between the Subadviser and each of the Non-U.S. Subadvisers, all of which are dated as of [—], 2014 (collectively, the “Non-U.S. Subadvisory Agreements”, together with the Subadvisory Agreement, the “Subadvisory Agreements” and, together with the Management Agreement, the “Advisory Agreements”). State Street Bank & Trust Company acts as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to a Custodian Services Agreement, dated as of [January 1, 2007], as amended on August [—], 2014 (the “Custodian Agreement”). State Street Bank & Trust Company also provides fund accounting and portfolio accounting services to the Fund pursuant to the Fund Accounting Services Agreement, dated as of [—], 2014 (the “Fund Accounting Services Agreement”). American Stock Transfer & Trust Company LLC acts as the Fund’s transfer agent, registrar, stockholder servicing agent and dividend paying agent with respect to the shares of Common Stock (the “Transfer Agent”) pursuant to a Transfer Agency and Services Agreement, dated as of [March 26, 2006], as amended on August [—], 2014 (the “Transfer Agency and Services Agreement”). The Fund has also entered into a subscription agreement, dated as of [—], 2014, between the Fund and Legg Mason Inc. (the “Subscription Agreement” and, together with the Transfer Agency and Services Agreement, the Management Agreement, the Custodian Agreement and the Fund Accounting Services Agreement, the “Fund Agreements”).

As used in this Agreement:

“Applicable Time” means 4:30 p.m. (New York City time) on August [—], 2014 or such other time as agreed by the Fund and Merrill Lynch.

“Rule 482 Statement” means a document that is prepared in accordance with the provisions of Rule 482 of the 1933 Act, including advertisements used in the public offering of Securities pursuant to Rule 482 under the Rules and Regulations, each of which is listed in Schedule B hereto.

“Statutory Prospectus” as of any time means the preliminary prospectus dated [—], 2014, and any preliminary prospectus included in the registration statement at the Applicable Time that omits the Rule 430A Information, including any document incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement.

Section 1.	Representations and Warranties.

(a) Representations and Warranties by the Fund and the Advisers. Each of the Fund, and the Manager and (but only with respect to Sections 1(a)(i), 1(a)((iii), 1(a)(iv), 1(a)(v), 1(a)(vi), 1(a)(viii), 1(a)(ix), 1(a)(xi), 1(a)(xiv), 1(a)(xvii), 1(a)(xviii), 1(a)(xxiii), 1(a)(xxix), 1(a)(xxxi), 1(a)(xxxii), 1(a)(xxxiii), 1(a)(xxxiv) and 1(a)(xxxvi)) the Subadviser jointly and severally represents and warrants to each Dealer as of the date hereof, as of the Applicable Time, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Dealer, as follows:

(i) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act, pursuant to the Registration Statement. Each of the Registration Statement, any amendment thereto and any Rule 462(b) Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Fund or the Advisers, are contemplated. The Fund and the Advisers, as applicable, have complied with each request (if any) from the Commission for additional information.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

Each preliminary prospectus and the Prospectus, as the case may be, filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied as to form when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Dealers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

(ii) Accurate Disclosure. Neither the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the Statutory Prospectus nor (B) any Rule 482 Statement issued at or prior to the Applicable Time, if any, when considered together with the information included in Schedule A hereto, (collectively the “General Disclosure Package”), included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the 462(b) Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Fund by any Dealer expressly for use therein.

(iii) Independent Registered Public Accounting Firm. To the knowledge of the Fund and the Advisers, based on representations by [KPMG LLP], as of the date of the report of the independent registered public accounting firm contained in the Registration Statement, the General Disclosure Package and the Prospectus that certified the statement of assets and liabilities included in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Fund at the dates indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and comply with all applicable accounting requirements under the 1933 Act, the 1940 Act and the Rules and Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. The selected and the other financial and statistical information and data, if any, that are derived from such financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

(v) Expense Summary. The information set forth in the Statutory Prospectus, the Registration Statement and the Prospectus in the fee table contained in the section of the Statutory Prospectus, the Registration Statement and the Prospectus entitled “Summary of Fund Expenses” has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based; provided that the parties acknowledge that estimates related to the aggregate offering size are were made in consultation with the Dealers.

(vi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

(vii) Good Standing of the Fund. The Fund has been duly organized, and is validly existing as a corporation in good standing under the laws of the state of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) No Subsidiaries. The Fund has no subsidiaries.

(ix) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or either of the Advisers, threatened by the Commission. The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance with the provisions of the 1933 Act and the 1940 Act and the Rules and Regulations, and a notification (the “Notification”) on Form N-8A of registration of the Fund as an investment company under the 1940 Act has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the Notification or the Registration Statement.

(x) Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement to either of them), no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Dealer. For the purposes of this Section 1(x) the Fund and the Advisers shall be entitled to rely on representations from such officers and directors.

(xi) Capitalization. The authorized, issued and outstanding shares of Common Stock of the Fund are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, as of the date thereof under the caption “Description of Shares.” All issued and outstanding shares of Common Stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement, the General Disclosure Package and the Prospectus) and have been offered and sold by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of Common Stock of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund. The outstanding shares of Common Stock of the Fund conform to all statements relating thereto in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Securities will be subject to personal liability by reason of being such a holder.

(xii) Authorization of Agreements. The Fund has the corporate power and authority to enter into this Agreement, the Management Agreement, the Custodian Agreement, the Fund

Accounting Services Agreement, the Distribution Agreement, the Transfer Agency and Services Agreement and the Subscription Agreement; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement, the Management Agreement, the Custodian Agreement, the Fund Accounting Services Agreement, the Distribution Agreement, the Transfer Agency and Services Agreement and the Subscription Agreement have been duly and validly authorized by the Fund; this Agreement, the Management Agreement, the Custodian Agreement, the Fund Accounting Services Agreement, the Distribution Agreement, the Transfer Agency and Services Agreement and the Subscription Agreement have been duly executed and delivered by the Fund, and, assuming due authorization, execution and delivery by the other parties thereto, constitute or will constitute, as of the Closing Time, the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

(xiii) Performance of All Action Required to Consummate the Sale. The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497, has taken all required action under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(xiv) Absence of Violations, Defaults and Conflicts. The Fund is not (A) in violation of its Articles of Incorporation or by-laws, each as amended from time to time, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the properties or assets of the Fund is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Fund or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Management Agreement, the Custodian Agreement, the Distribution Agreement, the Transfer Agency and Services Agreement and the Subscription Agreement, and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Fund, each as amended from time to time, or any law, statute, rule, regulation, ordinance, judgment, order, writ or decree of any Governmental Entity (except, with respect to (C) only, for such violations that would not result in a Material Adverse Effect), other than State securities or “blue sky” laws applicable in connection with the purchase and distribution of the Securities by the Underwriters pursuant to this Agreement. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xv) Approval of Management Agreement, Subadvisory Agreement and Non-U.S. Subadvisory Agreements. The Fund’s Board of Directors and the Fund’s sole stockholder have approved the Management Agreement, the Subadvisory Agreement and the Non-U.S. Subadvisory Agreements in accordance with Sections 15(a) and (c) of the 1940 Act.

(xvi) Agreements’ Compliance with Law. This Agreement and each of the Fund Agreements comply in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(xvii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein) or which would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder or under the Fund Agreements; and the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, would not result reasonably be expected to result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xix) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity and (B) no authorization, approval vote or other consent of any person or entity, is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or under the Fund Agreements or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, state securities laws or the filing requirements and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xx) Possession of Intellectual Property. To the knowledge of the Fund and the Advisers, the Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund except where the failure to do so would not have a Material Adverse Effect, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to operate its properties and to conduct the business as contemplated in the Prospectus except where the failure so to possess would not, singly or in the aggregate result in a Material Adverse Effect. The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not result in a Material Adverse Effect. The Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Payment of Taxes. The Fund has filed all tax returns, if any, that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund or the Advisers for use in connection with the offering and sale of the Securities (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the rules and interpretations of FINRA, including legacy NASD rules.

(xxiv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of the Dealers and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Dealer.

(xxv) Insurance. The Fund carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect. The Fund is in compliance with the terms of such policy and fidelity bond in all material respects and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause. The Fund has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Fund has not been denied any insurance coverage which it has sought or for which it has applied.

(xxvi) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no material failure on the part of the Fund or any of the Fund’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to them.

(xxviii) Rule 38a-1. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by the Advisers and the administrator and transfer agent of the Fund.

(xxix) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Common Stock, will not distribute any offering material in connection with the offering and sale of the Common Stock other than the Registration Statement, the Prospectus, the General Disclosure Package (including a Rule 482 Statement, if any), or the Sales Material.

(xxx) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act and the Rules and Regulations. The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are effective.

(xxxi) Money Laundering Laws. The operations of the Fund are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(xxxii) Foreign Corrupt Practices Act. Neither the Fund, or any director, officer, or controlled affiliate of the Fund, nor, to the knowledge of the Fund, any agent or employee of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Fund and, to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) OFAC. Neither the Fund, or any director or officer of the Fund, nor, to the knowledge of the Fund, any agent, employee or affiliate of the Fund is an individual or entity (“Person”) that is: (a) the subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); (b) located, organized or resident in a country or territory that is the subject of any U.S. sanctions administered by OFAC; or (c) engaged in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC. The Fund will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of, with or related to any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. sanctions administered by OFAC; or (ii) in any other manner that would result in a violation of U.S. sanctions administered by OFAC by any Person (including any Person participating in the initial distribution of the Securities, whether as underwriter, Distributor, Dealer, advisor, investor or otherwise). The Fund will not engage in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC. The Fund and its subsidiaries have not, for the past five years, knowingly engaged in any dealings or transactions with any Person or in any country or territory that, at the time of the dealing or transaction, was subject to any U.S. sanctions administered by OFAC.

(xxxiv) Absence of Undisclosed Payments. To the Fund’s knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(xxxv) Absence of Manipulation. Neither the Fund nor any affiliate of the Fund has taken, nor will the Fund or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities or to result in violation of federal securities laws.

(xxxvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Fund under the 1933 Act or the 1940 Act, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived. There are no persons with tag along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Fund pursuant to this Agreement.

(xxxvii) No Material Restrictions. There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the General Disclosure Package and the Prospectus, other than as described therein.

(xxxviii) No Material Liability or Obligation; No Material Change in Capital Stock of the Fund. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Statutory Prospectus and the Prospectus, (a) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (b) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than, in the event this representation and warranty is made after the Closing Time, ordinary and customary dividends declared and payable after the Closing

Time); and (c) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund except in each case as described in each of the Registration Statement, the Statutory Prospectus and the Prospectus, respectively.

(b) Representations and Warranties by the Advisers. Each of the Advisers represents, and warrants to each Dealer, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Dealer as follows:

(i) Good Standing of the Manager and the Subadvisers. The Manager and each of the Subadvisers has been duly organized and is validly existing and in good standing under the laws of the state of Delaware, the state of California, the United Kingdom, the Republic of Singapore or Japan, as applicable, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement and the Fee Agreement, Advisory Agreements and Fund Agreements to which it is a party; and the Manager and each Subadviser is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the Manager or such Subadviser’s ability to perform its obligations under the Advisory Agreements to which it is a party.

(ii) Investment Adviser Status. The Manager and each of the Subadvisers is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Advisory Agreements to which it is a party as contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus.

(iii) Description of the Manager and the Subadvisers. The description of the Manager, the Subadvisers and such Manager or Subadviser’s business in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. As of the date hereof, the Manager and the Subadviser have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement and the Advisory Agreements to which it is a party.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. Each of this Agreement, the Fee Agreement and the Advisory Agreements to which the Manager or the Subadviser is a party has been duly and validly authorized, executed and delivered by the Manager or the Subadviser, and, assuming due authorization, execution and delivery by the other parties thereto, the Advisory Agreements constitute valid and legally binding obligations of the Manager and the Subadviser, enforceable against the Manager and Subadviser in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws and neither the execution and delivery of this Agreement, the Advisory Agreements to which the Manager or the

Subadviser is a party nor the performance by the Manager or the Subadviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Manager or the Subadviser is a party or by which it is bound, the organizational documents of the Manager or the Subadviser, or to the Manager’s or the Subadviser’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Manager or the Subadviser or its properties or operations, except where such breach or default would not have a material adverse effect on the Manager’s or the Subadviser’s ability to perform the services contemplated by this Agreement, or any Advisory Agreement to which it is a party;

(vi) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the consummation by the Manager or the Subadvisers of the transactions contemplated by this Agreement, or any Advisory Agreement to which it is a party, except such as have been already obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules and regulations of FINRA and such as may be required under state securities laws.

(vii) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a material adverse effect on the ability of the Manager or any Subadviser to perform its obligations under this Agreement or any Advisory Agreement to which it is a party.

(viii) Agreements’ Compliance with Laws. The Advisory Agreements comply in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations, and each of the Advisory Agreements is in full force and effect.

(ix) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Agency now pending, or, to the knowledge of the Manager or the Subadvisers, threatened against or affecting any of the Manager, the Subadvisers, any parent or subsidiary of the Manager or Subadvisers or any partners, directors, officers or employees of the Manager or the Subadvisers, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Manager or the Subadvisers, to materially and adversely affect the properties or assets of the Manager or the Subadvisers or to materially impair or adversely affect the ability of the Manager or the Subadvisers to function as an investment adviser or perform its obligations under any Advisory Agreement to which it is a party, or which is required to be disclosed in the Registration Statement, Statutory Prospectus and the Prospectus (and has not been so disclosed).

(x) Absence of Violation or Default. Neither the Manager nor the Subadviser is in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on the ability of the Manager or the Subadviser to perform its obligations under any Advisory Agreement to which it is a party.

(xi) Possession of Licenses and Permits. The Manager and each of the Subadvisers possesses such Governmental Licenses necessary to own its property and to conduct the business now operated by it, except where the failure to so possess would not have a material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Manager or such Subadviser, to materially and adversely affect the properties or assets of the Manager or such Subadviser or to materially impair or adversely affect the ability of the Manager or such Subadviser to function as an investment adviser or perform its obligations under any Advisory Agreement to which it is a party. Neither the Manager nor either of the Subadvisers has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Manager or such Subadviser, to materially and adversely affect the properties or assets of the Manager or such Subadviser or to materially impair or adversely affect the ability of the Manager or such Subadviser to function as an investment adviser or perform its obligations under any Advisory Agreement to which it is a party.

(xii) Money Laundering Laws. The operations of the Manager and the Subadvisers are and have been conducted at all times in material compliance with the Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Entity involving the Manager with respect to the Money Laundering Laws is pending or, to the best knowledge of the Manager or the Subadvisers, threatened.

(xiii) Foreign Corrupt Practices Act. Neither the Manager and the Subadvisers, or any director, officer or controlled affiliate of the Manager or such Subadviser, nor, to the knowledge of the Manager or such Subadviser, any agent or employee of the Manager or such Subadviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Manager and the Subadvisers, and, to the knowledge of the Manager and each Subadviser, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiv) OFAC. Neither the Manager and the Subadvisers, or any director or officer of the Manager or such Subadviser, nor, to the knowledge of the Manager or such Subadviser, any agent, employee or affiliate of the Manager or such Subadviser is an individual or entity (“Manager or Subadviser Person”) that is: (a) the subject to any U.S. sanctions administered by OFAC; (b) located, organized or resident in a country or territory that is the subject of any U.S. sanctions administered by OFAC; or (c) engaged in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC. Each of the Manager and the Subadvisers will not cause the Fund to, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Manager or Subadviser Person: (i) to fund or facilitate any activities or business of, with or related to any Manager or Subadviser Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. sanctions administered by OFAC; or (ii) in any other manner that would result in a violation of U.S. sanctions administered by OFAC by any Manager or Subadviser Person (including any Manager or Subadviser Person participating in the initial distribution of the Securities, whether as underwriter, Distributor, Dealer, advisor, investor or otherwise). Each of the Manager and the Subadvisers will not engage in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC. Each of the Manager and the Subadvisers and its subsidiaries have not, for the past five years, knowingly engaged in any dealings or transactions with any Manager or Subadviser Person or in any country or territory that, at the time of the dealing or transaction, was subject to any U.S. sanctions administered by OFAC.

(xv) OFAC Policies, Procedures and Controls. Each of the Manager and the Subadvisers has maintained for the past five years, currently maintains, and will maintain policies, procedures and controls reasonably designed to ensure that it does not, and will not, engage in any uauthorized dealings or transactions with any Manager or Subadviser Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of U.S. sanctions administered by OFAC.

(xvi) Internal Controls. The Manager and the Subadviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Management Agreement or the Subadvisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(xvii) Representations and Warranties by the Fund and the Manager. The Subadviser is not aware of any facts, circumstances or events that would cause any of the representations and warranties of the Fund or the Manager set forth in Sections 1(a)(vii), 1(a)(x), 1(a)(xii), 1(a)(xx), 1(a)(xxi), 1(a)(xxv), 1(a)(xxvi), 1(a)(xvii) and 1(a)(xxx) hereof to be untrue in any respect.

(c) Representations and Warranties by the Distributor. The Distributor represents and warrants to each Dealer, as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Dealer as follows:

(i) Good Standing of the Distributor. The Distributor has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement; and the Distributor is duly qualified as a foreign limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the Distributor’s ability to perform its obligations under the this Agreement.

(ii) Description of the Distributor. The description of the Distributor and its business in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act and the Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement has been duly and validly authorized, executed and delivered by the Distributor, and neither the execution and delivery of this Agreement, nor the performance by the Distributor of its obligations hereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Distributor is a party or by which it is bound, the organizational documents of the Distributor, or to the Distributor’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Distributor or its properties or operations, except where such breach or default would not have a material adverse effect on the Distributor’s ability to perform the services contemplated by this Agreement;

(iv) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the consummation by the Distributor of the transactions contemplated by this Agreement, except such as have been already obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules and regulations of FINRA and such as may be required under state securities laws.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a material adverse effect on the ability of the Distributor to perform its obligations under this Agreement.

(vi) Money Laundering Laws. The operations of the Distributor are and have been conducted at all times in material compliance with the Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Entity involving the Distributor with respect to the Money Laundering Laws is pending or, to the best knowledge of the Distributor, threatened.

(vii) Foreign Corrupt Practices Act. Neither the Distributor, or any director, officer, or controlled affiliate of the Distributor, nor, to the knowledge of the Distributor, any agent or employee of the Distributor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Distributor and, to the knowledge of the Distributor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(viii) OFAC. Neither the Distributor, or any director or officer of the Distributor, nor, to the knowledge of the Distributor, any agent, employee or affiliate of the Distributor is an individual or entity (“Distributor Person”) that is: (a) the subject to any U.S. sanctions administered by OFAC; (b) located, organized or resident in a country or territory that is the subject of any U.S. sanctions administered by OFAC; or (c) engaged in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC. The Distributor will not cause the Fund to, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Distributor Person: (i) to fund or facilitate any activities or business of, with or related to any Distributor Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. sanctions administered by OFAC; or (ii) in any other manner that would result in a violation of U.S. sanctions administered by OFAC by any Distributor Person (including any Distributor Person participating in the initial distribution of the Securities, whether as underwriter, Dealer, advisor, investor or otherwise). The Distributor will not engage in any conduct that might reasonably be foreseen to cause it to become a subject of U.S. sanctions administered by OFAC. The Distributor and its subsidiaries have not, for the past five years, knowingly engaged in any dealings or transactions with any Distributor Person or in any country or territory that, at the time of the dealing or transaction, was subject to any U.S. sanctions administered by OFAC.

(ix) OFAC Policies, Procedures and Controls. The Distributor has maintained for the past five years, currently maintains, and will maintain policies, procedures and controls reasonably designed to ensure that it does not, and will not, engage in any uauthorized dealings or transactions with any Distributor Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of U.S. sanctions administered by OFAC.

(d) Officer’s Certificates. Any certificate signed by any officer of the Fund or any Adviser delivered to the Dealers or to counsel for the Dealers shall be deemed a representation and warranty by the Fund or the Advisers, as the case may be, to each Dealer as to the matters covered thereby.

Section 2.	Sale and Delivery to Dealers; Closing.

(a) Common Stock. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the shares of Common Stock shall be offered during an initial offering period that commences on [—], 2014 and shall terminate on August [—], 2014 (the “Initial Offering Period”). An investor in the Fund will pay a sales load, in excess of the public offering price of the Shares, to the Distributor, for Shares sold by the Distributor, or to a Dealer, for Shares sold by such Dealer. Investments in the Fund are subject to a maximum sales load of $[30.00] per Share, with breakpoints based on size of investment, as set forth in the Prospectus.

(b) Payment. Payment of the purchase price for and delivery of the shares of Common Stock purchased by customers of the Dealers shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Dealers, the Fund and the Distributor, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Dealers, the Fund and the Distributor (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to each Dealer of the shares of Common Stock to be purchased by its customers.

Section 3.	Covenants.

(a) The Fund, the Manager and (but only with respect to Sections 3(a)(vii), 3(a)(viii) and 3(a)(xii)) the Subadviser jointly and severally, covenant with each Dealer as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Dealers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or to the knowledge of the Fund threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will effect all filings required under Rule 497, in the manner and within the time period required by Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, prevention, suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order, or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments. The Fund will give the Dealers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, or will furnish the Dealers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Dealers or their counsel shall reasonably object.

(iii) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the 1940 Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities (as amended or supplemented) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealers or for the Fund, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly (A) give the Dealers notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Dealers with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Fund shall not file or use any such amendment or supplement to which the Dealers or their counsel shall reasonably object The Fund will furnish to the Dealers such number of copies of such amendment or supplement as the Dealers may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict.

(iv) Delivery of Prospectuses. The Fund has delivered to the Dealers, without charge, as many copies of each preliminary prospectus as the Dealers reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to the Dealers, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealers may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Dealers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Dealers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealers may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required to compile distribution of the Securities.

(vi) Rule 158. The Fund will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Dealers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(vii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities substantially in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(viii) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of the Dealers, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) Common Stock issued or, for avoidance of doubt, purchased in the open market pursuant to any dividend reinvestment plan.

(ix) Reporting Requirements. The Fund, during the period when a Prospectus relating to the Securities is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder.

(x) Subchapter M. The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(xi) Sarbanes-Oxley Act. The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Fund’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(xii) No Manipulation of Market for Securities. The Fund and the Advisers have not taken and will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities in violation of federal or state securities laws, and the Fund and the Advisers are not aware of any such action taken or to be taken by any affiliates of the Fund or the Advisers, except for share repurchases permitted in accordance with applicable laws, until the Closing Time, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(xiii) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York City time, by the second day following the date of this Agreement, or as soon thereafter as practicable, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

Section 4.	Payment of Expenses.

(a) The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Dealers of each preliminary prospectus, Rule 482 Statement, this Agreement, any other agreement with Dealers and such other documents as may be required in connection with the Prospectus, and any amendments or supplements thereto, offering, purchase, sale, issuance or delivery of the shares of Common Stock, (iii) the preparation, issuance and delivery of any certificates as may be issued for the shares of Common Stock to the Dealers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the shares of Common Stock to the Dealers, (iv) the fees and disbursements of the Fund’s counsel, independent registered public accounting firm and other advisors, (v) the qualification of the shares of Common Stock under securities laws in accordance with the provisions of Section 3(a)(v) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Dealers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Dealers of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Dealers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the shares of Common Stock and (ix) the printing of any sales material. The Manager has agreed to pay all of the offering expenses of the Fund to the extent offering expenses (other than sales load, but including the partial reimbursement of expenses described above) and organizational costs exceed $2.00 per share of Common Stock.

(b) Termination of Agreement. If this Agreement is terminated by the Dealers in accordance with the provisions of Section 5, Section 9(b)(i) or (iii) or Section 10 hereof, the Fund and each of the Advisers, jointly and severally, agree that they shall reimburse the Dealers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Dealers.

Section 5.	Conditions of Dealer’s Obligations.

The purchase of the shares of Common Stock by customers of the Dealers is subject to the accuracy of the representations and warranties of the Fund and the Advisers contained herein or in certificates of any officer of the Fund or any Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes shall have been instituted or are pending or, to the Fund’s knowledge contemplated; and the Fund has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 497 (or a post-effective amendment providing such information shall have been filed with, and declared effective by the Commission in accordance with the requirements of Rule 430A or a certificate shall have been filed in accordance with Rule 497(j)).

(b) Opinion of Counsel for the Fund and the Advisers. At the Closing Time, the Dealers shall have received the favorable opinions, dated the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Fund (the “Fund’s Counsel”), of Robert I. Frenkel, counsel for the Manager, of Charles A. Ruys de Perez, counsel for the Subadviser, and of Foley & Lardner LLP, special Maryland counsel for the Fund (“Foley”), each in form and substance satisfactory to counsel for the Dealers to the effect set forth in Exhibits B, C, D and E hereto and to such further effect as counsel to the Dealers may reasonably request. The opinion of the Foley shall state that Clifford Chance US LLP, counsel for the Dealers, may rely on such opinion as to matters of Maryland law for the purposes of rendering its opinion referenced in Section 5(c).

(c) Opinion of Counsel for the Dealers. At Closing Time, the Dealers shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Dealers, with respect to the matters set forth in Exhibit F hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Dealers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d) Officers’ Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Dealers shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of each of the Advisers, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Fund and the Advisers in this Agreement, are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Fund and the Advisers, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) with respect to the certificate by an officer of each Adviser only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business, and (v) no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of such officer, are contemplated.

(e) Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Dealers shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Dealers, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to dealers with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Dealers shall have received from [KPMG LLP] a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness of the terms and arrangements relating to the offering of the Securities.

(h) Additional Documents. At the Closing Time, counsel for the Dealers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfilment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisers in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Dealers and their counsel.

(i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealers by notice to the Distributor at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13 and 15 shall survive any such termination and remain in full force and effect.

Section 6.	Indemnification.

(a) Indemnification of the Dealers. The Fund, the Distributor and each of the Advisers, jointly and severally, agree to indemnify and hold harmless each Dealer, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (an “Affiliate”) who have or are alleged to have participated in the distribution of the Securities and each person, if any, who controls any Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information about any Dealer furnished to the Fund, the Advisers or the Distributor, if any, by such Dealer expressly for use in the Registration Statement (or any amendment thereto).

(b) Indemnification of the Fund, the Distributor, the Advisers, Directors and Officers. Each Dealer severally agrees to indemnify and hold harmless each of the Fund, the Distributor and the Advisers, their respective directors, trustees and shareholders, each of the Fund’s officers and/or directors who signed the Registration Statement, and each person, if any, who controls the Fund, the Distributor or the Advisers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information about any Dealer furnished to the Fund, the Advisers or the Distributor, if any, by such Dealer expressly for use in the Registration Statement (or any amendment thereto).

(c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund, the Distributor and the Advisers also, jointly and severally, agree to indemnify and hold harmless each Dealer and each person, if any, who controls any Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material (to the same extent as with respect to any preliminary prospectus or the Prospectus).

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund, the Distributor and the Advisers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.	Contribution.

(a) If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Distributor and the Advisers on the one hand and the Dealers on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Distributor and the Advisers on the one hand and of the Dealers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Distributor and the Advisers on the one hand and the Dealers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total sales load received by the Dealers (whether from the Fund or otherwise), in each case as set forth on the cover of and otherwise in the Prospectus. The relative fault of the Fund, the Distributor and the Advisers on the one hand and the Dealers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, the Distributor and the Advisers or by the Dealers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Fund, the Distributor, the Advisers and the Dealers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, each Dealer shall not be required to contribute any amount in excess of the total sales load received by such Dealer in accordance with Section 2 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls a Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Dealer, and each director and shareholder of the Fund, each director of the Distributor and the Advisers, each officer and/or director of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund, the Distributor or the Advisers, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund, the Distributor and the Advisers, respectively.

Section 8.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund, the Advisers or the Distributor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Dealer or controlling person, or by or on behalf of the Fund, the Advisers or the Distributor and shall survive delivery of the Securities to any Dealer or its customers.

Section 9.	Term and Termination of Agreement.

(a) Term. This Agreement shall become effective upon its execution and, unless sooner terminated as provided for in this Section 9, shall continue in full force and effect through the Closing Time, after which this Agreement shall terminate. Notwithstanding anything to the contrary in this Agreement, it is understood that the rights, responsibilities, obligations, duties, indemnities and liabilities of the parties hereto under this Agreement shall apply and relate only to Securities of the Fund offered and sold during the Initial Offering Period, and shall not apply or relate to any subsequent continuous or other offering of the Fund’s common shares or other securities by or through Dealers or otherwise.

(b) Termination; General. The Dealers may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, in the judgment of the Dealers, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, or any Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealers, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

The Fund may terminate this Agreement, by notice to the Dealers, at any time at or prior to the Closing Time if it determines, in its sole discretion, not to offer and sell the Securities.

(c) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13 and 14 shall survive such termination and remain in full force and effect.

Section 10.	Tax Disclosure.

Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund and each of the Advisers (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

Section 11.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Dealers shall be directed Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Equity Capital Markets; and notices to the Fund, the Advisers and the Distributor shall be directed, as appropriate, to the office of Legg Mason & Co., LLC 620 Eighth Avenue, 49th Floor, New York, New York 10018, Attention:[—].

Section 12.	Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Dealers, the Fund, the Distributor, the Advisers and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Dealers, the Fund, the Distributor, the Advisers and their respective successors and the controlling persons and officers, shareholders and directors or trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Dealers, the Fund, the Distributor, the Advisers and their respective partners and successors, and said controlling persons and officers, trustees, shareholders and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from or through the Dealers shall be deemed to be a successor by reason merely of such purchase.

Section 13.	No Fiduciary Relationship.

The Fund acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund and/or the Distributor, on the one hand, and the Dealers, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Dealer is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or its stockholders, creditors, employees or any other party, (iii) each Dealer has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Fund on other matters) and the Dealer does not have any obligation to the Fund with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund, and (v) each Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.	Trial by Jury.

The Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Advisers, the Distributor and each of the Dealers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.	GOVERNING LAW AND TIME.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16.	Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18.	Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Dealers, the Fund, each of the Advisers and the Distributor in accordance with its terms.

Very truly yours,

WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

By:
Name:
Title:

LEGG MASON INVESTOR SERVICES, LLC

By:
Name:
Title:

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:
Name:
Title:

WESTERN ASSET MANAGEMENT COMPANY

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. LLC

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Authorized Signatory

By:	Morgan Stanley & Co. LLC

By:
Authorized Signatory

Schedule A

1.	The Fund is selling [—] shares of Common Stock.

2.	The Initial public offering price per share for the Securities shall be $1,000.

Sch. A-1

Schedule B

Sch. B-1

Exhibit A

Client Brochure

Exh. A-1

Exhibit B

Form of Opinion of Fund’s Counsel

Exh. B-1

Exhibit C

Form of Opinion of Manager’s Counsel

Exh. C-1

Exhibit D

Form of Opinion of Subadviser’s Counsel

Exh. D-1

Exhibit E

Form of Opinion of Foley, special Maryland counsel to the Fund

Exh. E-1

Exhibit F

Form of Opinion of Dealers’ Counsel

1. The Fund has been created and is in good standing and has a legal existence as a corporation under Maryland General Corporation Law. The Fund has corporate power and authority to execute, deliver and perform all of its obligations under the Initial Offering Period Agreement and the Transaction Documents and the consummation by the Fund of all the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Fund. Each of the Initial Offering Period Agreement and the Transaction Documents has been duly authorized, executed and delivered by the Fund;

2. The Fund has corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus;

3. The Fund has an authorized, issued and outstanding capitalization as set forth in the Prospectus (without giving effect to the issuance and sale of the Securities to the Dealers pursuant to the Initial Offering Period Agreement); all the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable representing beneficial ownership interests in the assets of the Fund; the Securities have been duly authorized by all necessary action of the Fund under the Maryland General Corporate Law and, when issued to and paid for by the Dealers in accordance with the Initial Offering Period Agreement, will be validly issued, fully paid and non-assessable representing beneficial ownership interests in the assets of the Fund; the form of certificate that may be used to evidence the Common Stock comply in all material respects with the applicable requirements of the articles of incorporation, the by-laws and Maryland General Corporation Law, in each case as in effect on the date hereof. In rendering the opinion set forth in this paragraph, we have assumed that if a holder of Common Stock requests a certificate representing such holder’s Common Stock, that such certificate will conform to the specimen examined by us and will have been signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar;

4. Except as contemplated by the Initial Offering Period Agreement, the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Fund;

5. The Initial Offering Period Agreement and the Management Agreement, dated as of August [—], 2014 and [—], 2014, respectively, by and between the Fund and Legg Mason Partners Fund Advisor, LLC (the “Management Agreement”), the Subadvisory Agreement, dated as of [—], 2014 by and between Legg Mason Partners Fund Advisor, LLC and Western Asset Management Company (the “Subadvisory Agreement”), the Non-U.S. Subadvisory Agreement, dated as of [—], 2014 by and between Western Asset Management Company and Western Asset Management Company Limited (the “Western Japan Non-U.S. Subadvisory Agreement,”), the Non-U.S. Subadvisory Agreement, dated as of [—], 2014 by and between Western Asset Management Company and Western Asset Management Company Pte. Ltd. (the “Western Singapore Non-U.S. Subadvisory Agreement”), the Non-U.S. Subadvisory Agreement, dated as of [—], 2014 by and between Western Asset Management Company and Western Asset Management Company Ltd. (the “Western Japan Non-U.S. Subadvisory Agreement,” together with the Western Limited Non-U.S. Subadvisory Agreement and the Western Singapore Non-U.S. Subadvisory Agreement, the “Non-U.S. Subadvisory Agreements,” and together with the Management Agreement and the Subadvisory Agreement, the “Advisory Agreements”), the Transfer Agency and Services Agreement, dated as of August [—], 2014 (the “Transfer Agency and Services Agreement”), the Distribution Agreement among the Fund and Merrill Lynch, Pierce, Fenner &

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Smith Incorporated dated August [—], 2014 (the “Distribution Agreement”), the Dealer Agreement between Legg Mason Investor Services, LLC and each Dealer (collectively, the “Dealer Agreements”), the Fund Accounting Services Agreement, dated as of [—], 2014, by and between the Fund and State Street Bank and Trust Company LLC (the “Accounting Services Agreement”) and the Custodian Agreement, dated as of August [—], 2014 by and between the Fund and State Street Bank and Trust Company LLC (the “Custodian Agreement” and, together with the Transfer Agency and Services Agreement, the Distribution Agreement, the Dealer Agreements and the Accounting Services Agreement, the “Fund Agreements”), have been duly authorized, executed and delivered by the Fund. Assuming due authorization, execution and delivery by the other parties thereto, the Advisory Agreements and each of the Fund Agreements constitute the valid and binding obligation of the Fund enforceable against the Fund in accordance with their terms (except we express no opinion as to the reasonableness or fairness of compensation paid under such agreements), subject as to enforcement to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

6. The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and, to the best of our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission;

7. The Registration Statement, including the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations;

8. No holders of outstanding Common Stock are entitled as such to any preemptive or other rights to subscribe for any Securities under any Agreements and Instruments which are material to the business or financial condition of the Fund, under the articles of incorporation or the by-laws or under Maryland General Corporation Law; and

9. The statements set forth under the heading “Description of Shares” in the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, Maryland General Corporation Law, the Securities or the articles of incorporation, fairly summarize such provisions in all material respects.

On the basis of the foregoing, (i) the Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the Rules and Regulations, the 1940 Act and the General Rules and Regulations under the 1940 Act (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material

Exh. E-2

fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement included or incorporated by reference in the Registration Statement). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement included or incorporated by reference in the Registration Statement).

Exh. E-3